Exhibit 3.1
Amendments to
Bylaws
of
STRYKER CORPORATION
a Michigan corporation (the “Corporation”)
(As amended through November 1, 2022)
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Article II
Meetings of shareholders
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Section 2.2. Nature of Business at Meetings of Shareholders. No business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.3 hereof) may be transacted at an annual meeting of shareholders other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 2.2 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) complies with the notice procedures set forth in this Section 2.2.
For business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting, and as to the shareholder giving the notice and any “Shareholder Associated Person” (which for purposes of these Bylaws shall mean (a) any person acting in concert, directly or indirectly, with such shareholder and (b) any person controlling, controlled by or under common control with such shareholder or any Shareholder Associated Person), (i) the name and record address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power or pecuniary or economic interest of, such person with respect to any share of stock of the Corporation, (v) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the proposal of business on the date of such shareholder’s notice, (vi) a description of all arrangements or understandings between or among such persons in connection with (A) the Corporation or (B) the proposal of such business by such shareholder and any material interest in such business, (vii) a representation that the shareholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (viii) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the proposed business to be brought before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed.
No business shall be conducted at a special meeting of shareholders except for such business as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. If the chair of an annual or special meeting determines that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2 (including the provision of the information required pursuant to the immediately preceding paragraph), the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Nothing contained in this Section 2.2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 2.3. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any shareholder of the Corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 2.3 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) complies with (A) the notice procedures set forth in this Section 2.3 and (B) the applicable requirements of Rule 14a-19 under the Exchange Act or (c) in the case of an annual meeting, by any Eligible Shareholder (as defined in Section 2.13) who complies with the procedures set forth in Section 2.13 hereof.
For a nomination to be made by a shareholder pursuant to clause (b) of the first paragraph of this Section 2.3, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting was made. In no event shall the adjournment or postponement of an annual meeting or a special meeting of shareholders called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each person whom the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice and any Shareholder Associated Person (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) the name and record address of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iv) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate the loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power or pecuniary or economic interest of, such person with respect to any share of stock of the Corporation, (vi) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a director on the date of such shareholder’s notice, (vii) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the shareholder, any material interest of such person in the nomination(s), including any anticipated benefit therefrom to such person, and any relationship between or among the shareholder giving notice and any Shareholder Associated Person, on the one hand, and each proposed nominee, on the other hand, (viii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (ix) all other information required by Rule 14a-19 under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in any proxy statement relating to the annual meeting or special meeting of shareholders, as applicable, and to serve as a director if elected and the completed and signed written representation and agreement (executed by the proposed nominee) required pursuant to Section 3.3 hereof. A shareholder providing notice of any nomination proposed to be made at an annual meeting or special meeting of shareholders called for the purpose of electing directors shall further update and supplement such notice (i) if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.3 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of and to vote at such annual meeting or special meeting, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or special meeting and the date notice of the record date is first publicly disclosed and (ii) to provide evidence that the shareholder providing the notice has solicited proxies from holders representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the shareholder files a definitive proxy statement in connection with the annual meeting or special meeting. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures (including the provision of the information required pursuant to the immediately preceding paragraph), or that the solicitation in support of such nominee was not conducted in compliance with Rule 14a-19 under the Exchange Act, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
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Section 2.13. Proxy Access for Director Nominations.
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(m) Other than Rule 14a-19 under the Exchange Act, this Section 2.13 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.
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